SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 13, 2004

Date of Report (date of earliest event reported)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as specified in charter)

Delaware

001-15925

13-3893191

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

155 Franklin Road, Suite 400

Brentwood, Tennessee  37027

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (615) 373-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

ITEM 1.01.             Entry into a Material Definitive Agreement.

 (a)          On December 16, 2004, Community Health Systems, Inc. (the “Company”) issued a press release regarding the completion of an offering (the “Offering”) of $300,000,000 aggregate principal amount of its 6½% Senior Subordinated Notes due 2012 (the “Notes”). A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 1.01 as if fully set forth herein.  In connection with the Offering, the Company entered into an indenture and a registration rights agreement, as described in the following paragraphs.

The Notes were issued under an indenture, dated as of December 16, 2004 (the “Indenture”), among the Company and SunTrust Bank, as trustee (the “Trustee”). The Indenture and form of global note, which is attached as an exhibit to the Indenture, provide, among other things, that the Notes will be general unsecured senior subordinated obligations of the Company.  Interest is payable on June 15 and December 15 of each year beginning on June 15, 2005 until the maturity date of December 15, 2012.  The Company may redeem up to 35% of the Notes using the proceeds of certain equity offerings completed before December 15, 2007.  The Company is required to repurchase the Notes if it sells certain of its assets or experiences specific kinds of changes in control.

The terms of the Indenture, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur, assume or guarantee additional indebtedness, (ii) issue redeemable stock and preferred stock, (iii) repurchase capital stock, (iv) make restricted payments, including paying dividends and making investments, (v) redeem debt that is junior in right of payment to the Notes, (vi) create liens without securing the Notes (vii) sell or otherwise dispose of assets, including capital stock of subsidiaries, (viii) enter into agreements that restrict dividends from subsidiaries, (ix) merge, consolidate, sell or otherwise dispose of substantially all the Company’s assets, (x) enter into transactions with affiliates, (xi) incur debt senior to the Notes but junior to other indebtedness and (xii) guarantee indebtedness. These covenants are subject to a number of important exceptions and qualifications. The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment, breach of covenants or other agreements in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all of the Notes to be due and payable.

The offering and sale of the Notes were not registered under the Securities Act of 1933, as amended, and the Notes may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The descriptions of the material terms of the Indenture are qualified in their entirety by reference to such exhibit.

In connection with the issuance of the Notes, the Company and CHS/Community Health Systems, Inc. entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of December 16, 2004, with J.P. Morgan Securities, Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Wachovia Capital Markets, LLC, KeyBanc Capital Markets, NatCity Investments, Inc., Raymond James & Associates, Inc. and SunTrust Capital Markets, Inc. (collectively, the “Initial Purchasers”). Under the terms of the Registration Rights Agreement, the Company agreed for the benefit of the holders of the Notes that it will use its reasonable best efforts to file with the Securities and Exchange Commission and cause to become effective a registration statement relating to an offer to exchange the Notes for an issue of registered notes having substantially the same terms and evidencing the same indebtedness as the Notes.  The Company will use its reasonable best efforts to cause the exchange to be completed within 210 days after the issuance of the Notes.

Under certain circumstances, the Company will be obligated to file a shelf registration statement with respect to the Notes. Holders of the Notes will be entitled to payment of additional interest if the Company does not comply within these obligations with the specified time periods.

Certain of the Initial Purchasers and their affiliates have performed various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which they have received customary fees and expenses.  In addition, affiliates of certain of the Initial Purchasers are agents under, and have received fees in connection with, the Company’s senior secured credit facility and the Amendment (as defined below).  Affiliates of certain of the Initial Purchasers are also lenders under the Company’s senior secured credit facility.  The Initial Purchasers may in the future from time to time engage in transactions with and perform services for the Company and its affiliates in the ordinary course of their respective businesses.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.  The descriptions of the material terms of the Registration Rights Agreement are qualified in their entirety by reference to such exhibit.

(b)           On December 16, 2004, the Company amended its $1.625 billion Amended and Restated Credit Agreement dated as of August 19, 2004 (the “Amended and Restated Credit Agreement”), among CHS/Community Health Systems, Inc., as borrower, the Company, as parent, JP Morgan Chase Bank, as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent and JP Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, and the other lenders parties thereto, by entering into a First Amendment and Waiver, dated as of December 16, 2004 (the “Amendment”), to the Amended and Restated Credit Agreement, among CHS, as borrower, the Company, as parent, JP Morgan Chase Bank, as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent and JP Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, and the other lenders parties thereto.  Among other things, the Amendment (1) facilitated the offering of the Notes by allowing in the future certain of the Company's subsidiaries to guarantee the Notes, (2) permitted the net proceeds from the Offering to repay borrowings under the revolving tranche of the Company’s senior secured credit facility, (3) increased the permitted ratio of consolidated total indebtedness to annualized consolidated EBITDA, (4) increased the amount of permitted indebtedness, (5) increased the amount of permitted investments, (6) increased the amounts of permitted capital expenditures, (7) refreshed the permitted amount of dividends and stock repurchases and (8) provided additional flexibility for acquisitions and joint ventures.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The descriptions of the material terms of the Amendment are qualified in their entirety by reference to such exhibit

ITEM 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 of this report relating to the Notes are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

ITEM 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 13, 2004, Julia B. North was elected as a director to the Company’s board of directors and accepted this appointment.  On December 14, 2004, the Company’s board of directors decided to reduce the number of directors of the Company to eight and not fill the vacancies resulting from the resignations of J. Anthony Forstmann, Theodore J. Forstmann, Thomas H. Lister and Sandra J. Horbach.  In connection therewith, the Company’s board of directors dissolved the Finance Committee (with the Company’s board of directors or chief executive officer retaining the duties of such committee) and reorganized the remaining board committees as follows:

                                                Audit and Compliance Committee

                                                John A. Clerico, Chairman
                                                John A. Fry
                                                H. Mitchell Watson, Jr.

                                                Compensation Committee

                                                H. Mitchell Watson, Jr., Chairman
                                                Dale F. Frey
                                                Julia B. North

                                                Governance and Nominating Committee

                                                Dale F. Frey, Chairman
                                                John A. Fry
                                                Harvey Klein, M.D.
                                                Julia B. North

On December 15, 2004, the Company issued a press release announcing the appointment of Ms. North.  There is no arrangement or understanding pursuant to which Ms. North was selected as a director, and the Company has no related party transactions with Ms. North.  A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 9.01.          Financial Statements and Exhibits.

Exhibit 4.1  Indenture, dated as of December 16, 2004, among the Company and the Trustee.

Exhibit 4.2  Registration Rights Agreement, dated as of December 16, 2004, by and among the Company, CHS/Community Health Systems, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Wachovia Capital Markets, LLC, KeyBanc Capital Markets, NatCity Investments, Inc., Raymond James & Associates, Inc. and SunTrust Capital Markets, Inc.

Exhibit 10.1  First Amendment and Waiver, dated as of December 16, 2004, to the Amended and Restated Credit Agreement, dated as of August 19, 2004, among CHS/Community Health Systems, Inc., the Company, the several banks and other financial institutions from time to time parties thereto, Bank of America, N.A., as documentation agent, Wachovia Bank, National Association, as syndication agent, and JPMorgan Chase Bank, as administrative agent for the Lenders thereunder.

Exhibit 99.1  Community Health Systems, Inc., Press Release dated December 16, 2004.

Exhibit 99.2  Community Health Systems, Inc., Press Release dated December 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 17, 2004	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board,
President and Chief Executive Officer
(principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director
(principal financial officer)